Exhibit 99.2

For Immediate Release
February 10, 2016

The Carlyle Group Announces Fourth Quarter and Full Year 2015 Financial Results

Carlyle Announces a $200 Million Unit Repurchase Program

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$923 million of Distributable Earnings on a pre-tax basis for 2015 or $2.73 per common unit on a post-tax basis; $145 million of Distributable Earnings in Q4 2015 or $0.38 per common unit on a post-tax basis

•	Declared a quarterly distribution of $0.29 per common unit for Q4 2015; Aggregate distribution of $2.07 per common unit for 2015

•	$2.7 billion in net new capital raised in Q4 2015 and $16.4 billion in 2015; $22.5 billion of gross new capital raised during 2015, excluding redemptions

•	$4.0 billion in realized proceeds in Q4 2015 and $18.1 billion realized in 2015

•	$4.0 billion in equity invested in Q4 2015 and $8.8 billion invested in 2015

•	Economic Net Income of $73 million and $397 million on a pre-tax basis, or $0.24 and $1.15 per Adjusted Unit on a post-tax basis, for Q4 2015 and 2015, respectively

•	U.S. GAAP net income (loss) attributable to The Carlyle Group L.P. of $(3) million and $(17) million, or $(0.04) and $(0.28) per common unit on a diluted basis, for Q4 2015 and 2015, respectively
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2015.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle had a strong 2015 amid challenging markets, delivering a full-year distribution of $2.07 to Carlyle common unitholders. Despite our history of strong results and significant future growth opportunities, the equity market currently ascribes little value to our diversified investment platform. We are announcing a $200 million repurchase program as we see great value in Carlyle units.”

Carlyle Co-CEO William E. Conway, Jr. said, “Recent market volatility has created a challenging but opportune investment environment for many of our fund teams. Our current pipeline is strong and we believe that good deals can be financed in the current market. As of early February, we already have signed contracts for approximately $4 billion of new investments and $4 billion of realized proceeds, which we expect to complete during the first half of the year.”

U.S. GAAP results for Q4 2015 and 2015 included income (loss) before provision for income taxes of $(151) million and $409 million, and net income (loss) attributable to the common unitholders through The Carlyle Group L.P. of $(3) million and $(17) million, or net income (loss) per common unit of $(0.04) and $(0.28), on a diluted basis. Total balance sheet assets were $32 billion as of December 31, 2015.

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Announcement of a $200 Million Unit Repurchase Program
The Board of Directors of Carlyle's general partner, Carlyle Group Management L.L.C., has authorized the repurchase of up to $200 million of common units and/or Carlyle Holdings units. Under this unit repurchase program, units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.Carlyle expects that the majority of repurchases under this program will be done via open market transactions. No units will be repurchased from Carlyle’s executive officers under this program. The timing and actual number of common units and/or Carlyle Holdings units repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. This unit repurchase program may be suspended or discontinued at any time and does not have a specified expiration date.

Reserve for Litigation and Contingencies
Included in our Q4 2015 general, administrative and other expenses for both our U.S. GAAP financial results and Economic Net Income is a $50 million reserve for ongoing litigation and contingencies that is excluded from Fee Related Earnings and Distributable Earnings, as the timing of any payment remains uncertain, and therefore, is not reducing our Q4 2015 distribution per unit. This reserve has been allocated to our business segments in accordance with our allocation policies for overhead.

Fourth Quarter and Full Year Distribution
The Board of Directors of Carlyle's general partner has declared a quarterly distribution of $0.29 per common unit to holders of record at the close of business on February 23, 2016, payable on March 2, 2016. For full year 2015, the Board of Directors declared $2.07 in aggregate distributions to common unitholders.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings per common unit, net of taxes and amounts payable under the tax receivable agreement, for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Performance Metrics
Carlyle evaluates the underlying performance of its business on four key metrics: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q4 2015 and the full years of 2015 and 2014.

Funds Raised					Equity Invested
Q4	$2.7 billion				Q4	$4.0 billion
	2015:	$16.4 bn	2014:	$24.3 bn		2015:	$8.8 bn	2014:	$9.8 bn

Realized Proceeds					Carry Fund Returns
Q4	$4.0 billion				Q4	2%
	2015:	$18.1 bn	2014:	$19.7 bn		2015:	7%	2014:	15%
Note: Equity Invested and Realized Proceeds reflect carry funds only. Funds raised are shown net of any redemption activity.
During Q4 2015, Carlyle generated realized proceeds of $4.0 billion from 140 investments across 40 carry funds. Carlyle invested $4.0 billion of equity in 138 new or follow-on investments across 29 carry funds in Q4 2015. For 2015, Carlyle realized proceeds of $18.1 billion and invested $8.8 billion.

		Realized Proceeds			Equity Invested
	Segment (Carry Funds Only)	# of Investments	# of Funds	$ millions	# of Investments	# of Funds	$ millions
Q4	Corporate Private Equity	43	19	$2,310	26	15	$2,743
	Global Market Strategies	24	7	$82	4	3	$300
	Real Assets	75	14	$1,635	109	11	$1,006
	Carlyle	140	40	$4,027	138	29	$4,050
2015	Corporate Private Equity	90	26	$12,815	58	21	$5,191
	Global Market Strategies	43	8	$502	16	5	$556
	Real Assets	158	17	$4,789	206	18	$3,068
	Carlyle	287	51	$18,107	279	44	$8,815
Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

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Carlyle All Segment Results

•	Distributable Earnings (DE): $145 million for Q4 2015 and $923 million for 2015

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Distributable Earnings were $923 million for 2015, 5% lower than $973 million for 2014. Excluding a non-recurring French tax judgment in the first quarter, DE were $1.0 billion, up slightly from 2014. On a post-tax basis, Carlyle generated DE of $0.38 and $2.73 per common unit for Q4 2015 and 2015, respectively.

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Fee-Related Earnings (FRE) were $43 million for Q4 2015, compared to $67 million for Q4 2014 primarily due to lower management fees, partially offset by lower general and administrative expense, excluding the impact of the reserve for litigation and contingencies. FRE of $199 million in 2015 was 19% lower than 2014 due to lower management and transaction fees, partially offset by higher catch-up management fees. We expect catch-up management fees to be lower in 2016 as compared to $73 million in 2015 as we expect to raise less new capital from funds in the market from prior years.

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Realized Net Performance Fees were $100 million for Q4 2015, compared to $264 million for Q4 2014. For Q4 2015, realized net performance fees resulted primarily from exits in Booz Allen, CoreSite, Healthscope, Kbro Limited, and multiple U.S. Real Estate investments. Realized net performance fees were $789 million in 2015, 8% higher than 2014.

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Realized Investment Income (Loss) was $2 million in Q4 2015 and $(65) million in 2015, compared to a realized investment loss of $(6) million for 2014. The loss in 2015 was driven primarily by a non recurring $80 million French tax judgment in Q1 2015.

•	Economic Net Income (ENI): $73 million for Q4 2015 and $397 million for 2015

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Q4 2015 ENI was positively impacted by higher carry fund valuations in Corporate Private Equity and Real Estate, partially offset by lower valuations in Global Market Strategies, resulting in net performance fees of $109 million. For 2015, ENI of $397 million was 59% lower than 2014, primarily as a result of lower carry fund appreciation of 7% in 2015 compared to 15% in 2014.

◦	Carlyle generated ENI per Adjusted Unit of $0.24 on a post-tax basis for Q4 2015. Post-tax ENI per Adjusted Unit was impacted by a tax benefit relating to the reserve for litigation and contingencies.

The Carlyle Group L.P. - All Segments	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	2014	2015	QoQ	YoY	Annual

Revenues	649	885	663	94	491	3,022	2,132	425%	(24)%	(29)%

Expenses	468	612	484	222	418	2,060	1,736	88%	(11)%	(16)%

Economic Net Income (Loss)	181	273	180	(128)	73	962	397	157%	(60)%	(59)%

Fee-Related Earnings	67	51	47	57	43	247	199	(25)%	(36)%	(19)%

Net Performance Fees	138	282	149	(149)	109	807	392	174%	(21)%	(51)%

Realized Net Performance Fees	264	178	333	177	100	733	789	(43)%	(62)%	8%

Distributable Earnings	311	148	386	244	145	973	923	(40)%	(53)%	(5)%

Distributable Earnings per common unit (after taxes)	$0.91	$0.43	$1.18	$0.74	$0.38	$2.78	$2.73
Distribution per common unit	$1.61	$0.33	$0.89	$0.56	$0.29	$2.09	$2.07

Total Assets Under Management ($ in billions)	194.5	192.7	192.8	187.7	182.6			(3)%	(6)%	(6)%

Fee-Earning Assets Under Management ($ in billions)	135.6	129.4	130.0	128.1	131.0			2%	(3)%	(3)%

Note: Totals may not sum due to rounding.

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Carry Fund Performance and Net Accrued Performance Fees
Carlyle's carry fund portfolio valuation increased 2% during Q4 2015. In 2015, Carlyle's carry fund portfolio valuation increased 7%, compared to an increase of 15% in 2014. The public positions in our carry funds appreciated 7% during Q4 2015 while the private portfolio in our carry funds remained relatively flat.
For 2015, Buyout funds appreciated 13% and Real Estate funds appreciated 27%. Our Legacy Energy funds depreciated 26% in 2015 primarily owing to a decline in global oil and gas prices. Despite continued depreciation in Legacy Energy fund returns, lower fund valuations had limited impact on Q4 2015 ENI and performance fees as most Legacy Energy assets under management are either in full clawback or near full clawback. Within our Legacy Energy funds and fund coinvestments, our incremental potential future ENI loss is approximately $(9) million.
As of the end of Q4 2015, net accrued performance fees of $1.3 billion were flat from $1.3 billion at the end of Q3 2015, but lower compared to $1.8 billion at the end of Q4 2014. The decline compared to Q4 2014 is primarily due to strong exit activity during 2015 in Corporate Private Equity and Real Estate funds.

	2013	2014				2015				Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q4 2015
Overall Carry Fund Appreciation/ (Depreciation) (1,2)	6%	6%	5%	3%	1%	6%	3%	(4)%	2%

Corporate Private Equity (3)	9%	8%	5%	3%	7%	8%	5%	(3)%	3%	$1,145
Buyout	9%	8%	5%	3%	7%	9%	4%	(3)%	3%	$1,070
Growth Capital	20%	0%	13%	8%	1%	3%	11%	0%	0%	$75

Real Assets (3)	(1)%	2%	3%	2%	(8)%	2%	0%	(5)%	0%	$90
Real Estate	0%	2%	4%	4%	8%	11%	4%	6%	6%	$158
Natural Resources (4)				3%	(8)%	1%	0%	(4)%	0%	$9
Legacy Energy	(3)%	1%	2%	0%	(17)%	(3)%	(3)%	(17)%	(7)%	$(76)

Global Market Strategies Carry Funds (3)	10%	3%	12%	6%	(2)%	3%	2%	(9)%	(4)%	$35

Non-Carry Fund / Other (5)										$45

Net Accrued Performance Fees										$1,315
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) Carlyle’s “carry funds” refer to (i) those investment funds that we advise, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and opportunistic credit, distressed debt and mezzanine funds (but excluding our structured credit/other structured product funds, hedge funds, business development companies, mutual fund, and fund of funds vehicles), where we receive a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
(3) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital after returning the invested capital, the allocation of preferred returns of generally 8% or 9% and return of certain fund costs. Our net interest in the performance fees after allocations to our investment professionals or other parties varies based on each fund. For our Corporate Private Equity, Global Market Strategies, Real Estate and Natural Resources carry funds (excluding NGP) our net interest in performance fees is generally 55%. Our net interest in the performance fees from the NGP carry funds ranges from 40% to 47.5%. Our net interest in the performance fees from our Legacy Energy carry funds generally ranges from 16% to 40%, with a weighted average of 20% based on remaining fair value invested.
(4) Natural Resources is comprised of NGP, infrastructure, power, and international energy funds.
(5) Includes structured credit/other structured product funds, hedge funds, business development companies, mutual fund, and fund of funds vehicles.

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Assets Under Management and Remaining Fair Value of Capital

•	Total Assets Under Management: $182.6 billion as of Q4 2015 (-6% in 2015)

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Major drivers of change versus Q3 2015: New capital commitments, net of expired capital (+$2.1 billion) and market appreciation (+$1.5 billion), offset by distributions (-$6.9 billion), the impact of foreign exchange (-$1.4 billion), and net redemptions (-$1.1 billion).

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Total Dry Powder of $58.0 billion as of Q4 2015 was comprised of $24.2 billion in Corporate Private Equity, $3.8 billion in Global Market Strategies, $15.9 billion in Real Assets and $14.2 billion in Investment Solutions.

•	Fee-Earning Assets Under Management: $131.0 billion as of Q4 2015 (-3% in 2015)

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During Q4 2015, Fee-Earning AUM was positively impacted by approximately $8.0 billion at the end of the quarter in connection with the activation of management fees on Carlyle's second equity opportunities fund, second energy mezzanine fund, and the most recent vintage energy fund advised by NGP.

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As of the end of Q4 2015, we had approximately $4.5 billion of capital for which we have not yet commenced charging management fees. Management fees on this capital largely will commence upon its deployment. Our hedge fund partnerships had outstanding redemption requests for $3.1 billion as of the beginning of Q1 2016.

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Major drivers of change versus Q3 2015: Inflows, including fee-paying commitments (+$11.6 billion) and increases in our CLO collateral balances (+$0.6 billion), offset by distributions and outflows (-$6.9 billion), net redemptions (-$1.1 billion), and foreign exchange loss (-$0.9 billion). In 2015, the impact of foreign exchange on our non-U.S. dollar denominated funds has negatively impacted Fee-Earning AUM by $3.8 billion, or more than 80% of the total year-over-year change.

•	Remaining Fair Value of Capital (carry funds only) as of Q4 2015: $59.7 billion

◦	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.2x.

◦	Total Fair Value derived from investments made in 2010 or earlier: 24%.

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AUM in-carry ratio as of the end of Q4 2015: 43%. The decline versus the Q3 2015 ratio of 50% is attributable to several factors, including investments in recent vintage funds that are not in a carry position and distributions from funds that are in a carry position.

Note: Data as of December 31, 2015.
(1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

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Non-GAAP Operating Results
Carlyle’s non-GAAP results for Q4 2015 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net Income	Q4 2015

Economic Net Income (pre-tax)	$72.7
Add: Benefit for income taxes (1)	(4.8)

Economic Net Income, After Taxes	$77.5

Adjusted Units (in millions) (2)	326.1

Economic Net Income, After Taxes per Adjusted Unit	$0.24

Distributable Earnings

Distributable Earnings	$145.1
Less: Estimated foreign, state, and local taxes (3)	4.6

Distributable Earnings, After Taxes	$140.5

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$35.2
Less: Estimated current corporate income taxes (4)	4.1

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$31.1

Units in public float (in millions)(5)	81.3
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.38

(1) Represents the implied provision (benefit) for income taxes that was calculated using a similar methodology as that used in calculating the tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.
(2) For information regarding our calculation of Adjusted Units, please see page 31.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the current tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable upon Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current period change in Tax Receivable Agreement payments owed.
(5) Includes 932,106 common units that we estimate will be issued in January/February 2016 in connection with the vesting of deferred restricted common units and an exchange of Carlyle Holdings partnership units. These newly issued units are included in this calculation because they will participate in the unitholder distribution that will be paid in March 2016.

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Corporate Private Equity (CPE)

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q4	$1.6 billion			Q4	$2.7 billion			Q4	$2.3 billion			Q4	3%
2015:	$8.0 bn	2014:	$7.6 bn	2015:	$5.2 bn	2014:	$6.8 bn	2015:	$12.8 bn	2014:	$14.3 bn	2015:	13%	2014:	23%

•	Distributable Earnings (DE): $81 million for Q4 2015 and $798 million for 2015, compared to $790 million in 2014.

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Fee-Related Earnings (FRE) were $17 million for Q4 2015 and $106 million for 2015, compared to $33 million for Q4 2014 and $129 million for 2014. The decline in Q4 2015 was due to nominal catch-up management fees in Q4 2015 compared to $7 million in Q4 2014, lower portfolio advisory and transaction fees, and higher quarterly compensation. For 2015, direct and indirect cash compensation in CPE of $316 million was $9 million lower than 2014. Catch up management fees were $49 million in 2015 compared to $26 million in 2014, and are expected to decline in 2016.

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Realized Net Performance Fees were $62 million for Q4 2015 and $669 million for 2015, compared to $223 million and $644 million for Q4 2014 and 2014, respectively. Carlyle Partners IV and V and Carlyle Asia Partners II and III generated the majority of CPE's realized net performance fees in Q4 2015.

◦	Realized Investment Income was $1 million for Q4 2015 and $23 million for 2015, compared to $7 million and $18 million for Q4 2014 and 2014, respectively.

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Economic Net Income (ENI): $63 million for Q4 2015 and $400 million for 2015, compared to $862 million for 2014. The decline in both periods from Q4 2014 and 2014 is due to lower fund appreciation and modestly lower Fee-Related earnings. Included in ENI in Q4 2015 is a $27 million allocation of the reserve for litigation and contingencies.

◦	CPE carry fund valuations increased 3% in Q4 2015 and increased 13% for 2015, compared to an increase of 7% for Q4 2014 and 23% for 2014.

◦	Net Performance Fees were $87 million for Q4 2015 and $367 million for 2015, compared to $208 million for Q4 2014 and $744 million for 2014.

•	Total Assets Under Management (AUM): $63.1 billion as of Q4 2015 (-2% in 2015).

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Funds Raised in Q4 2015 of $1.6 billion include the final closing of our latest vintage mid-cap U.S. buyout fund as well as closes on coinvestment opportunities related to our latest vintage Europe and U.S. buyout funds.

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Fee-Earning Assets Under Management of $40.9 billion increased 2% versus Q4 2014. Major drivers of change in 2015: inflows, including fee-paying commitments (+$6.4 billion), offset by (-$4.9 billion) in outflows, including distributions and basis step downs. Our second mid-cap U.S. buyout fund, Carlyle Equity Opportunities Fund II, activated management fees in late Q4 2015.

Corporate Private Equity	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	2014	2015	QoQ	YoY	Annual

Economic Net Income (Loss)	236	289	178	(130)	63	862	400	148%	(74)%	(54)%

Fee-Related Earnings	33	22	38	29	17	129	106	(42)%	(49)%	(17)%

Net Performance Fees	208	274	147	(141)	87	744	367	162%	(58)%	(51)%

Realized Net Performance Fees	223	169	299	138	62	644	669	(55)%	(72)%	4%

Distributable Earnings	263	194	345	178	81	790	798	(55)%	(69)%	1%

Total Assets Under Management ($ in billions)	64.7	64.0	63.6	63.1	63.1			0%	(2)%	(2)%

Fee-Earning Assets Under Management ($ in billions)	40.2	39.4	40.3	40.7	40.9			0%	2%	2%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q4	$0.6 billion			Q4	$0.3 billion			Q4	$0.1 billion			Q4	(4)%
2015:	$2.9 bn	2014:	$6.9 bn	2015:	$0.6 bn	2014:	$0.6 bn	2015:	$0.5 bn	2014:	$0.7 bn	2015:	(8)%	2014:	20%
Note: Funds Raised excludes acquisitions, but includes hedge funds, mutual fund and CLOs/other structured products. Equity Invested and Realized Proceeds are for carry funds only.

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Distributable Earnings (DE): $11 million for Q4 2015 and $39 million for 2015, compared to $91 million in 2014. The decline in 2015 compared to 2014 is largely attributable to a decline in hedge fund related management fees and expenses associated with raising our latest vintage energy mezzanine fund, partially offset by lower compensation.

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Fee-Related Earnings (FRE) were $3 million for Q4 2015 and $12 million for 2015, compared to $18 million for Q4 2014 and $64 million for 2014. The decline in Q4 2015 relative to Q4 2014 was driven by lower management fees from our hedge fund partnerships, partially offset by lower general and administrative expenses, excluding the impact of the reserve for litigation and contingencies.

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Realized Net Performance Fees were $8 million for Q4 2015 and $21 million for 2015, compared to $5 million for Q4 2014 and $19 million for 2014. Realized net performance fees for Q4 2015 were driven primarily by gains in our niche hedge fund strategies, with our structured credit funds, commodity funds, and Business Development Companies also contributing to our full year results.

◦	Realized Investment Income (Loss) was $(1) million for Q4 2015 and $5 million for 2015, compared to $2 million for Q4 2014 and $8 million for 2014.

•
Economic Net Income (Loss) (ENI): $(22) million for Q4 2015 and $(40) million for 2015, compared to $115 million for 2014. Included in ENI in Q4 2015 is a $9 million allocation of the reserve for litigation and contingencies.

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GMS carry fund valuations depreciated 4% in Q4 2015 compared to 2% depreciation in Q4 2014. For 2015, GMS carry funds depreciated 8% compared to 20% appreciation in 2014. The asset-weighted hedge fund performance of our reported funds was (0.1)% in Q4 2015 and (6.5)% for 2015.

◦	Net Performance Fees of $(6) million for Q4 2015 and $(14) million for 2015, compared to $1 million for Q4 2014 and $60 million for 2014.

•	Total Assets Under Management (AUM): $35.3 billion as of Q4 2015 (-4% in 2015).

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Fee-Earning AUM of $31.0 billion decreased 9% versus Q4 2014. Our second energy mezzanine fund, CEMOF II, activated management fees towards the end of Q4 2015, contributing $2.3 billion to Fee-Earning AUM, but had limited impact on Q4 2015 management fee revenue in Q4 2015 due to the timing of the fee activation in the quarter.

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Total hedge fund AUM ended Q4 2015 at $8.3 billion, versus $9.3 billion at Q3 2015 and $13.4 billion at Q4 2014. Our hedge fund partnerships had outstanding redemption requests of $3.1 billion as of the beginning of Q1 2016.

◦	GMS carry fund AUM ended Q4 2015 at $6.2 billion.

◦	Total structured credit/other structured product fund AUM ended Q4 2015 at $19.4 billion.

Global Market Strategies	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2014	Q1 2015	Q2 2015	Q3 2015 (1)	Q4 2015	2014	2015	QoQ	YoY	Annual

Economic Net Income (Loss)	13	10	0	(28)	(22)	115	(40)	24%	NM	NM

Fee-Related Earnings	18	5	(2)	6	3	64	12	(46)%	(82)%	(81)%

Net Performance Fees	1	13	6	(27)	(6)	60	(14)	79%	NM	NM

Realized Net Performance Fees	5	2	5	6	8	19	21	28%	74%	15%

Distributable Earnings	24	9	4	15	11	91	39	(29)%	(54)%	(58)%

Total Assets Under Management ($ in billions)	36.7	36.3	36.4	35.5	35.3			(1)%	(4)%	(4)%

Fee-Earning Assets Under Management ($ in billions)	33.9	32.0	31.3	29.5	31.0			5%	(9)%	(9)%

Funds Raised, excluding hedge funds ($ in billions)	1.2	2.5	1.8	1.5	1.6	5.9	7.3
Hedge Fund Net Inflows ($ in billions)	(0.1)	(2.1)	(0.6)	(0.7)	(0.9)	1.0	(4.3)
Note: Totals may not sum due to rounding.
(1) Effective July 1, 2015, Carlyle's economic interest in Carlyle Commodity Management L.L.C. (“Carlyle Commodity Management”) (formerly, “Vermillion Asset Management”) increased from 55% to approximately 83% as a result of a restructuring of the agreements relating to the original acquisition of Carlyle Commodity Management.

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Real Assets

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q4	$0.3 billion			Q4	$1.0 billion			Q4	$1.6 billion			Q4	0%
2015:	$3.9 bn	2014:	$9.2 bn	2015:	$3.1 bn	2014:	$2.5 bn	2015:	$4.8 bn	2014:	$4.7 bn	2015:	(3)%	2014:	(2)%
Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

•	Distributable Earnings (DE): $51 million for Q4 2015 and, excluding the impact of the Q1 2015 French tax judgment, $153 million for 2015, compared to $48 million for 2014.

◦
Fee-Related Earnings (FRE) were $22 million for Q4 2015 and $72 million for 2015, compared to $10 million for Q4 2014 and $22 million for 2014. The increase in Q4 2015 is due to lower cash compensation and general and administrative expenses, excluding the impact of the reserve for litigation and contingencies. Catch up management fees were $24 million in 2015 compared to $8 million in 2014, and are expected to decline in 2016.

◦
Realized Net Performance Fees were $28 million for Q4 2015 and $95 million for 2015, compared to $31 million for Q4 2014 and $58 million for 2014. Carlyle Realty Partners III and VI generated the majority of realized net performance fees in Q4 2015.

◦
Realized Investment Income (Loss) was $1 million for Q4 2015 and, excluding the impact of the Q1 2015 French tax judgment of $80 million,was $(14) million for 2015, compared to $(29) million for Q4 2014 and $(32) million for 2014. Net realized investment loss from our investment in Urbplan was $(21) million in 2015 compared to $(31) million in 2014.

•
Economic Net Income (Loss) (ENI): $39 million for Q4 2015 and, excluding the impact of the Q1 2015 French tax judgment, $68 million for 2015, compared to $(59) million in 2014. Included in ENI in Q4 2015 is a $9 million allocation of the reserve for litigation and contingencies.

◦
Real Assets carry fund valuations were flat in aggregate for Q4 2015 and depreciated 3% in 2015, compared to depreciation of 8% in Q4 2014 and 2% in 2014. During 2015, our real estate funds appreciated 27%, our natural resources funds depreciated 3%, and our Legacy Energy portfolio depreciated 26%.

◦	Net Performance Fees were $26 million for Q4 2015 and $26 million for 2015, compared to $(72) million for Q4 2014 and $(13) million for 2014.

•	Total Assets Under Management (AUM): $38.0 billion for Q4 2015 (-10% in 2015).

◦	Funds Raised in Q4 2015 of $0.3 billion were driven largely by an additional closing in our latest vintage Power fund.

◦
Fee-Earning AUM of $30.9 billion in Q4 2015 increased by 9% versus Q4 2014. Major drivers of change in 2015: inflows, including fee-paying commitments (+$8.4 billion), partially offset by outflows, including distributions (-$5.7 billion). The latest vintage NGP fund, NGP XI, ended its fee holiday on December 31, 2015, and contributed a net $4.2 billion to Fee-Earning AUM, though it had limited impact on Q4 2015 fee revenue due to the timing in the quarter.

Real Assets	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	2014	2015	QoQ	YoY	Annual

Economic Net Income (Loss)	(76)	(33)	1	26	39	(59)	33	49%	151%	156%

Economic Net Income (excluding French tax)	(76)	1	1	26	39	(59)	68	49%	152%	243%

Fee-Related Earnings	10	19	12	20	22	22	72	12%	116%	233%

Net Performance Fees	(72)	(9)	(7)	16	26	(13)	26	66%	136%	296%

Realized Net Performance Fees	31	6	28	32	28	58	95	(12)%	(8)%	62%

Distributable Earnings	12	(62)	37	47	51	48	73	9%	341%	53%

Distributable Earnings (excluding French tax)	12	18	37	47	51	48	153	9%	341%	220%

Total Assets Under Management ($ in billions)	42.3	42.9	42.2	40.2	38.0			(5)%	(10)%	(10)%

Fee-Earning Assets Under Management ($ in billions)	28.4	27.6	28.1	28.5	30.9			8%	9%	9%

Note: Totals may not sum due to rounding.

Page | 10

Investment Solutions

•	Distributable Earnings (DE): $3 million for Q4 2015 and $13 million for 2015, compared to $44 million in 2014 .

◦
Fee-Related Earnings (FRE) were $1 million for Q4 2015 and $9 million for 2015, compared to $6 million for Q4 2014 and $32 million for 2014. The decrease in Q4 2015 relative to Q4 2014 was largely attributable to foreign currency impacts on management fees and reductions in Fee-Earning Assets Under Management caused by basis step downs, redemptions and realizations, partially offset by lower compensation.

◦	Realized Net Performance Fees were $2 million for Q4 2015 and $4 million for 2015, compared to $5 million for Q4 2014 and $12 million for 2014.

•
Economic Net Income (Loss) (ENI) was $(7) million for Q4 2015 and $5 million for 2015, compared to $45 million in 2014. Included in ENI in Q4 2015 is a $5 million allocation of the reserve for litigation and contingencies.

◦	Net Performance Fees were $2 million for Q4 2015 and $13 million for 2015, compared to $2 million for Q4 2014 and $17 million for 2014.

•	Total Assets Under Management (AUM): $46.2 billion for Q4 2015 (-9% in 2015).

◦
Total AUM declined 9% from Q4 2014 due to distributions of $11.0 billion, negative foreign exchange impact of $3.9 billion, and net redemptions of $0.2 billion, partially offset by $7.7 billion in market appreciation and $3.2 billion in new commitments.

•
Fee-Earning AUM of $28.2 billion in Q4 2015 was down 15% compared to Q4 2014. Major drivers of change in 2015: Inflows including fee-paying commitments (+$5.7 billion), more than offset by outflows including distributions and basis step downs (-$7.4 billion), a decrease in foreign exchange (-$2.8 billion) and net redemptions (-$0.2 billion).

Investment Solutions	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	2014	2015	QoQ	YoY	Annual

Economic Net Income	7	8	0	4	(7)	45	5	NM	NM	(90)%

Fee-Related Earnings	6	6	0	3	1	32	9	(60)%	(84)%	(72)%

Net Performance Fees	2	4	3	4	2	17	13	(55)%	(10)%	(26)%

Realized Net Performance Fees	5	1	1	1	2	12	4	150%	(72)%	(68)%

Distributable Earnings	12	7	0	3	3	44	13	(19)%	(79)%	(71)%

Total Assets Under Management ($ in billions)	50.8	49.4	50.7	48.9	46.2			(6)%	(9)%	(9)%

Fee-Earning Assets Under Management ($ in billions)	33.1	30.5	30.3	29.4	28.2			(4)%	(15)%	(15)%

Note: Totals may not sum due to rounding.

Page | 11

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of December 31, 2015.

•	Cash and Cash Equivalents of $1.0 billion.

•	On-balance sheet investments attributable to unitholders of $391 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.3 billion. These performance fees are comprised of $3.0 billion of gross accrued performance fees, less $0.3 billion in accrued giveback obligation and $1.4 billion in accrued performance fee compensation and non-controlling interest.

•	Loans payable and senior notes totaling $1.1 billion.

Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 10, 2016, to announce its fourth quarter and full year 2015 financial results.
The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $183 billion of assets under management across 126 funds and 160 fund of funds vehicles as of December 31, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,700 people in 36 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations
Daniel Harris
Phone: 212-813-4527
daniel.harris@carlyle.com
Media
Elizabeth Gill
Phone: 202-729-5385
elizabeth.gill@carlyle.com

Page | 12

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 13

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Year Ended
	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$281.3	$255.1	$1,166.3	$1,085.2
Performance fees
Realized	484.8	190.9	1,328.7	1,441.9
Unrealized	(160.7)	12.7	345.7	(617.0)
Total performance fees	324.1	203.6	1,674.4	824.9
Investment income (loss)
Realized	(5.7)	8.7	23.7	32.9
Unrealized	(35.1)	—	(30.9)	(17.7)
Total investment income (loss)	(40.8)	8.7	(7.2)	15.2
Interest and other income	4.0	2.7	20.6	18.6
Interest and other income of Consolidated Funds	227.5	232.8	956.0	975.5
Revenue of a consolidated real estate VIE	43.0	12.9	70.2	86.8
Total revenues	839.1	715.8	3,880.3	3,006.2

Expenses
Compensation and benefits
Base compensation	173.2	160.0	789.0	632.2
Equity-based compensation	81.1	87.0	344.0	378.0
Performance fee related
Realized	222.4	88.8	590.7	650.5
Unrealized	(34.1)	6.6	282.2	(139.6)
Total compensation and benefits	442.6	342.4	2,005.9	1,521.1
General, administrative and other expenses	156.4	166.6	526.8	705.8
Interest	14.6	14.4	55.7	58.0
Interest and other expenses of Consolidated Funds	285.6	247.6	1,042.0	1,039.3
Interest and other expenses of a consolidated real estate VIE	45.8	20.2	175.3	144.6
Other non-operating expense (income)	(16.3)	4.3	(30.3)	(7.4)
Total expenses	928.7	795.5	3,775.4	3,461.4

Other income
Net investment gains (losses) of Consolidated Funds	(107.5)	(71.4)	887.0	864.4

Income (Loss) before provision for income taxes	(197.1)	(151.1)	991.9	409.2
Provision (Benefit) for income taxes	12.9	(10.3)	76.8	2.1
Net income (loss)	(210.0)	(140.8)	915.1	407.1
Net income (loss) attributable to non-controlling interests in consolidated entities	(261.9)	(119.6)	485.5	537.9
Net income (loss) attributable to Carlyle Holdings	51.9	(21.2)	429.6	(130.8)
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	35.6	(18.3)	343.8	(114.1)
Net income (loss) attributable to The Carlyle Group L.P.	$16.3	$(2.9)	$85.8	$(16.7)

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic (1)	$0.24	$(0.04)	$1.35	$(0.22)
Diluted (2) (3)	$0.23	$(0.04)	$1.23	$(0.28)

Weighted-average common units
Basic	66,841,549	79,601,269	62,788,634	74,523,935
Diluted	298,047,512	79,601,269	68,461,157	298,739,382

(1) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $0.3 million and $1.3 million that was allocable to participating securities under the two-class method for the three months and year ended December 31, 2014, respectively, and approximately $(0.1) million for the year ended December 31, 2015.
(2) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $0.3 million and $1.3 million that was allocable to participating securities under the two-class method for the three months and year ended December 31, 2014, respectively, and approximately $1.8 million for the year ended December 31, 2015.
(3) Included in net income (loss) attributable to The Carlyle Group L.P. on a fully diluted basis is incremental net loss from the assumed exchange of Carlyle Holdings partnership units of $51.1 million for the three months ended December 31, 2014 and $64.4 million for the year ended December 31, 2015.

Page | 14

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The table below shows the aggregate results of our four segments.

	Three Months Ended			Year Ended
	Dec 31, 2014	Sep 30, 2015	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$304.9	$311.9	$278.6	$1,229.3	$1,197.9
Portfolio advisory fees, net	8.5	3.0	3.1	20.1	15.4
Transaction fees, net	2.7	1.0	5.7	53.2	9.8
Total fee revenues	316.1	315.9	287.4	1,302.6	1,223.1
Performance fees
Realized	488.2	333.1	183.0	1,323.7	1,434.8
Unrealized	(158.4)	(554.2)	14.2	384.2	(525.1)
Total performance fees	329.8	(221.1)	197.2	1,707.9	909.7
Investment income (loss)
Realized	(20.2)	9.2	1.9	(6.1)	(64.8)
Unrealized	18.2	(15.5)	(1.0)	(5.0)	42.4
Total investment income (loss)	(2.0)	(6.3)	0.9	(11.1)	(22.4)
Interest income	0.6	0.1	3.4	2.2	4.8
Other income	4.3	4.9	2.0	20.4	17.2
Total revenues	648.8	93.5	490.9	3,022.0	2,132.4

Segment Expenses
Compensation and benefits
Direct base compensation	97.8	121.7	116.1	494.0	477.7
Indirect base compensation	48.2	42.8	38.3	188.5	172.1
Equity-based compensation	23.1	30.8	30.5	80.4	121.5
Performance fee related
Realized	224.6	155.9	82.8	590.9	646.3
Unrealized	(33.2)	(228.4)	5.1	309.6	(128.3)
Total compensation and benefits	360.5	122.8	272.8	1,663.4	1,289.3
General, administrative, and other indirect expenses	87.3	78.1	124.0	318.1	362.8
Depreciation and amortization expense	6.0	6.6	6.8	22.4	25.6
Interest expense	14.5	14.4	14.6	55.7	58.1
Total expenses	468.3	221.9	418.2	2,059.6	1,735.8

Economic Net Income (Loss)	$180.5	$(128.4)	$72.7	$962.4	$396.6
(-) Net Performance Fees	138.4	(148.6)	109.3	807.4	391.7
(-) Investment Income (Loss)	(2.0)	(6.3)	0.9	(11.1)	(22.4)
(+) Equity-based Compensation	23.1	30.8	30.5	80.4	121.5
(+) Reserve for Litigation and Contingencies	—	—	50.0	—	50.0
(=) Fee Related Earnings	$67.2	$57.3	$43.0	$246.5	$198.8
(+) Realized Net Performance Fees	263.6	177.2	100.2	732.8	788.5
(+) Realized Investment Income (Loss)	(20.2)	9.2	1.9	(6.1)	(64.8)
(=) Distributable Earnings	$310.6	$243.7	$145.1	$973.2	$922.5

Page | 15

Total Segment Information (Unaudited), cont.

	Three Months Ended
						Dec 31, 2015 vs.
	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Dec 31, 2014	Sep 30, 2015
	(Dollars in millions)
Economic Net Income (Loss), Total Segments
Revenues
Segment fee revenues
Fund management fees	$304.9	$296.6	$310.8	$311.9	$278.6	$(26.3)	$(33.3)
Portfolio advisory fees, net	8.5	5.8	3.5	3.0	3.1	(5.4)	0.1
Transaction fees, net	2.7	1.8	1.3	1.0	5.7	3.0	4.7
Total fee revenues	316.1	304.2	315.6	315.9	287.4	(28.7)	(28.5)
Performance fees
Realized	488.2	321.7	597.0	333.1	183.0	(305.2)	(150.1)
Unrealized	(158.4)	280.5	(265.6)	(554.2)	14.2	172.6	568.4
Total performance fees	329.8	602.2	331.4	(221.1)	197.2	(132.6)	418.3
Investment income (loss)
Realized	(20.2)	(82.0)	6.1	9.2	1.9	22.1	(7.3)
Unrealized	18.2	54.0	4.9	(15.5)	(1.0)	(19.2)	14.5
Total investment income (loss)	(2.0)	(28.0)	11.0	(6.3)	0.9	2.9	7.2
Interest income	0.6	0.8	0.5	0.1	3.4	2.8	3.3
Other income	4.3	5.7	4.6	4.9	2.0	(2.3)	(2.9)
Total revenues	648.8	884.9	663.1	93.5	490.9	(157.9)	397.4

Expenses
Compensation and benefits
Direct base compensation	97.8	121.9	118.0	121.7	116.1	18.3	(5.6)
Indirect base compensation	48.2	51.0	40.0	42.8	38.3	(9.9)	(4.5)
Equity-based compensation	23.1	32.3	27.9	30.8	30.5	7.4	(0.3)
Performance fee related
Realized	224.6	143.3	264.3	155.9	82.8	(141.8)	(73.1)
Unrealized	(33.2)	177.1	(82.1)	(228.4)	5.1	38.3	233.5
Total compensation and benefits	360.5	525.6	368.1	122.8	272.8	(87.7)	150.0
General, administrative, and other indirect expenses	87.3	66.5	94.2	78.1	124.0	36.7	45.9
Depreciation and amortization expense	6.0	5.5	6.7	6.6	6.8	0.8	0.2
Interest expense	14.5	14.6	14.5	14.4	14.6	0.1	0.2
Total expenses	468.3	612.2	483.5	221.9	418.2	(50.1)	196.3

Economic Net Income (Loss)	$180.5	$272.7	$179.6	$(128.4)	$72.7	$(107.8)	$201.1
(-) Net Performance Fees	138.4	281.8	149.2	(148.6)	109.3	(29.1)	257.9
(-) Investment Income (Loss)	(2.0)	(28.0)	11.0	(6.3)	0.9	2.9	7.2
(+) Equity-based Compensation	23.1	32.3	27.9	30.8	30.5	7.4	(0.3)
(+) Reserve for Litigation and Contingencies	—	—	—	—	50.0	50.0	50.0
(=) Fee Related Earnings	$67.2	$51.2	$47.3	$57.3	$43.0	$(24.2)	$(14.3)
(+) Realized Net Performance Fees	263.6	178.4	332.7	177.2	100.2	(163.4)	(77.0)
(+) Realized Investment Income (Loss)	(20.2)	(82.0)	6.1	9.2	1.9	22.1	(7.3)
(=) Distributable Earnings	$310.6	$147.6	$386.1	$243.7	$145.1	$(165.5)	$(98.6)

Page | 16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2015 vs.
Corporate Private Equity	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Dec 31, 2014	Sep 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$136.3	$134.3	$156.7	$152.5	$133.9	$(2.4)	$(18.6)
Portfolio advisory fees, net	7.8	5.2	3.3	2.8	3.0	(4.8)	0.2
Transaction fees, net	1.8	1.5	1.3	0.9	4.0	2.2	3.1
Total fee revenues	145.9	141.0	161.3	156.2	140.9	(5.0)	(15.3)
Performance fees
Realized	408.9	306.0	536.5	258.6	108.4	(300.5)	(150.2)
Unrealized	(40.3)	200.7	(269.8)	(513.9)	59.9	100.2	573.8
Total performance fees	368.6	506.7	266.7	(255.3)	168.3	(200.3)	423.6
Investment income (Loss)
Realized	7.4	2.7	8.3	11.0	1.3	(6.1)	(9.7)
Unrealized	0.7	7.4	0.7	(12.7)	(0.6)	(1.3)	12.1
Total investment income (Loss)	8.1	10.1	9.0	(1.7)	0.7	(7.4)	2.4
Interest income	0.4	0.3	0.2	0.4	0.6	0.2	0.2
Other income	1.7	2.9	2.5	2.7	1.7	—	(1.0)
Total revenues	524.7	661.0	439.7	(97.7)	312.2	(212.5)	409.9

Expenses
Compensation and benefits
Direct base compensation	33.0	53.7	56.5	59.1	54.9	21.9	(4.2)
Indirect base compensation	28.4	26.3	21.5	23.3	20.4	(8.0)	(2.9)
Equity-based compensation	12.4	17.3	15.3	17.0	15.5	3.1	(1.5)
Performance fee related
Realized	186.1	137.0	237.2	120.6	46.1	(140.0)	(74.5)
Unrealized	(25.0)	95.7	(117.5)	(235.0)	35.1	60.1	270.1
Total compensation and benefits	234.9	330.0	213.0	(15.0)	172.0	(62.9)	187.0
General, administrative, and other indirect expenses	42.5	31.7	37.8	36.4	66.5	24.0	30.1
Depreciation and amortization expense	2.9	2.7	3.0	3.3	3.5	0.6	0.2
Interest expense	8.0	7.6	7.7	7.8	7.7	(0.3)	(0.1)
Total expenses	288.3	372.0	261.5	32.5	249.7	(38.6)	217.2

Economic Net Income (Loss)	$236.4	$289.0	$178.2	$(130.2)	$62.5	$(173.9)	$192.7
(-) Net Performance Fees	207.5	274.0	147.0	(140.9)	87.1	(120.4)	228.0
(-) Investment Income (Loss)	8.1	10.1	9.0	(1.7)	0.7	(7.4)	2.4
(+) Equity-based Compensation	12.4	17.3	15.3	17.0	15.5	3.1	(1.5)
(+) Reserve for Litigation and Contingencies	—	—	—	—	26.8	26.8	26.8
(=) Fee Related Earnings	$33.2	$22.2	$37.5	$29.4	$17.0	$(16.2)	$(12.4)
(+) Realized Net Performance Fees	222.8	169.0	299.3	138.0	62.3	(160.5)	(75.7)
(+) Realized Investment Income	7.4	2.7	8.3	11.0	1.3	(6.1)	(9.7)
(=) Distributable Earnings	$263.4	$193.9	$345.1	$178.4	$80.6	$(182.8)	$(97.8)

Page | 17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2015 vs.
Global Market Strategies	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Dec 31, 2014	Sep 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$66.4	$55.5	$54.8	$52.3	$48.1	$(18.3)	$(4.2)
Portfolio advisory fees, net	0.5	0.5	—	0.1	0.1	(0.4)	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	66.9	56.0	54.8	52.4	48.2	(18.7)	(4.2)
Performance fees
Realized	9.7	4.6	8.6	11.8	13.0	3.3	1.2
Unrealized	(7.8)	18.7	3.6	(62.4)	(23.0)	(15.2)	39.4
Total performance fees	1.9	23.3	12.2	(50.6)	(10.0)	(11.9)	40.6
Investment income (loss)
Realized	1.6	1.6	1.2	3.1	(0.5)	(2.1)	(3.6)
Unrealized	(2.4)	(4.2)	(1.5)	(5.0)	(5.0)	(2.6)	—
Total investment income (loss)	(0.8)	(2.6)	(0.3)	(1.9)	(5.5)	(4.7)	(3.6)
Interest income	0.1	0.5	0.1	(0.4)	2.6	2.5	3.0
Other income	1.0	1.3	1.3	1.1	0.2	(0.8)	(0.9)
Total revenues	69.1	78.5	68.1	0.6	35.5	(33.6)	34.9

Expenses
Compensation and benefits
Direct base compensation	26.9	28.2	24.7	22.4	25.9	(1.0)	3.5
Indirect base compensation	5.7	8.8	6.4	6.9	6.2	0.5	(0.7)
Equity-based compensation	4.0	5.2	4.3	5.0	4.5	0.5	(0.5)
Performance fee related
Realized	5.0	2.3	4.1	5.4	4.8	(0.2)	(0.6)
Unrealized	(3.6)	8.2	1.8	(28.6)	(9.1)	(5.5)	19.5
Total compensation and benefits	38.0	52.7	41.3	11.1	32.3	(5.7)	21.2
General, administrative, and other indirect expenses	14.3	12.3	22.8	14.0	20.7	6.4	6.7
Depreciation and amortization expense	1.1	1.1	1.3	1.3	1.3	0.2	—
Interest expense	2.5	2.8	2.7	2.6	2.7	0.2	0.1
Total expenses	55.9	68.9	68.1	29.0	57.0	1.1	28.0

Economic Net Income (Loss)	$13.2	$9.6	$—	$(28.4)	$(21.5)	$(34.7)	$6.9
(-) Net Performance Fees	0.5	12.8	6.3	(27.4)	(5.7)	(6.2)	21.7
(-) Investment Income (Loss)	(0.8)	(2.6)	(0.3)	(1.9)	(5.5)	(4.7)	(3.6)
(+) Equity-based Compensation	4.0	5.2	4.3	5.0	4.5	0.5	(0.5)
(+) Reserve for Litigation and Contingencies	—	—	—	—	9.0	9.0	9.0
(=) Fee Related Earnings (Loss)	$17.5	$4.6	$(1.7)	$5.9	$3.2	$(14.3)	$(2.7)
(+) Realized Net Performance Fees	4.7	2.3	4.5	6.4	8.2	3.5	1.8
(+) Realized Investment Income (Loss)	1.6	1.6	1.2	3.1	(0.5)	(2.1)	(3.6)
(=) Distributable Earnings	$23.8	$8.5	$4.0	$15.4	$10.9	$(12.9)	$(4.5)

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2015 vs.
Real Assets	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Dec 31, 2014	Sep 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$58.2	$66.3	$61.5	$69.3	$58.8	$0.6	$(10.5)
Portfolio advisory fees, net	0.2	0.1	0.2	0.1	—	(0.2)	(0.1)
Transaction fees, net	0.9	0.3	—	0.1	1.7	0.8	1.6
Total fee revenues	59.3	66.7	61.7	69.5	60.5	1.2	(9.0)
Performance fees
Realized	50.2	7.7	47.1	57.7	50.7	0.5	(7.0)
Unrealized	(109.4)	14.1	(43.1)	(9.3)	(4.2)	105.2	5.1
Total performance fees	(59.2)	21.8	4.0	48.4	46.5	105.7	(1.9)
Investment income (loss)
Realized	(29.2)	(86.4)	(3.4)	(4.9)	1.1	30.3	6.0
Unrealized	19.8	50.2	6.1	2.1	4.7	(15.1)	2.6
Total investment income (loss)	(9.4)	(36.2)	2.7	(2.8)	5.8	15.2	8.6
Interest income	0.1	—	0.1	0.1	0.1	—	—
Other income	1.3	1.1	0.5	0.8	0.2	(1.1)	(0.6)
Total revenues	(7.9)	53.4	69.0	116.0	113.1	121.0	(2.9)

Expenses
Compensation and benefits
Direct base compensation	14.5	18.5	17.5	20.4	13.6	(0.9)	(6.8)
Indirect base compensation	12.6	12.3	8.8	9.7	8.5	(4.1)	(1.2)
Equity-based compensation	5.2	7.1	6.3	6.2	5.4	0.2	(0.8)
Performance fee related
Realized	19.5	1.8	18.7	25.5	22.5	3.0	(3.0)
Unrealized	(7.1)	28.9	(7.7)	7.2	(2.1)	5.0	(9.3)
Total compensation and benefits	44.7	68.6	43.6	69.0	47.9	3.2	(21.1)
General, administrative, and other indirect expenses	19.9	14.6	20.8	17.0	22.2	2.3	5.2
Depreciation and amortization expense	1.0	0.9	1.0	1.2	1.2	0.2	—
Interest expense	2.6	2.7	2.6	2.6	2.7	0.1	0.1
Total expenses	68.2	86.8	68.0	89.8	74.0	5.8	(15.8)

Economic Net Income (Loss)	$(76.1)	$(33.4)	$1.0	$26.2	$39.1	$115.2	$12.9
(-) Net Performance Fees	(71.6)	(8.9)	(7.0)	15.7	26.1	97.7	10.4
(-) Investment Income (Loss)	(9.4)	(36.2)	2.7	(2.8)	5.8	15.2	8.6
(+) Equity-based Compensation	5.2	7.1	6.3	6.2	5.4	0.2	(0.8)
(+) Reserve for Litigation and Contingencies	—	—	—	—	9.2	9.2	9.2
(=) Fee Related Earnings	$10.1	$18.8	$11.6	$19.5	$21.8	$11.7	$2.3
(+) Realized Net Performance Fees	30.7	5.9	28.4	32.2	28.2	(2.5)	(4.0)
(+) Realized Investment Income (Loss)	(29.2)	(86.4)	(3.4)	(4.9)	1.1	30.3	6.0
(=) Distributable Earnings (Loss)	$11.6	$(61.7)	$36.6	$46.8	$51.1	$39.5	$4.3

Page | 19

Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2015 vs.
Investment Solutions	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Dec 31, 2014	Sep 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$44.0	$40.5	$37.8	$37.8	$37.8	$(6.2)	$—
Portfolio advisory fees, net	—	—	—	—	—	—	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	44.0	40.5	37.8	37.8	37.8	(6.2)	—
Performance fees
Realized	19.4	3.4	4.8	5.0	10.9	(8.5)	5.9
Unrealized	(0.9)	47.0	43.7	31.4	(18.5)	(17.6)	(49.9)
Total performance fees	18.5	50.4	48.5	36.4	(7.6)	(26.1)	(44.0)
Investment income (loss)
Realized	—	0.1	—	—	—	—	—
Unrealized	0.1	0.6	(0.4)	0.1	(0.1)	(0.2)	(0.2)
Total investment income (loss)	0.1	0.7	(0.4)	0.1	(0.1)	(0.2)	(0.2)
Interest income	—	—	0.1	—	0.1	0.1	0.1
Other income	0.3	0.4	0.3	0.3	(0.1)	(0.4)	(0.4)
Total revenues	62.9	92.0	86.3	74.6	30.1	(32.8)	(44.5)

Expenses
Compensation and benefits
Direct base compensation	23.4	21.5	19.3	19.8	21.7	(1.7)	1.9
Indirect base compensation	1.5	3.6	3.3	2.9	3.2	1.7	0.3
Equity-based compensation	1.5	2.7	2.0	2.6	5.1	3.6	2.5
Performance fee related
Realized	14.0	2.2	4.3	4.4	9.4	(4.6)	5.0
Unrealized	2.5	44.3	41.3	28.0	(18.8)	(21.3)	(46.8)
Total compensation and benefits	42.9	74.3	70.2	57.7	20.6	(22.3)	(37.1)
General, administrative, and other indirect expenses	10.6	7.9	12.8	10.7	14.6	4.0	3.9
Depreciation and amortization expense	1.0	0.8	1.4	0.8	0.8	(0.2)	—
Interest expense	1.4	1.5	1.5	1.4	1.5	0.1	0.1
Total expenses	55.9	84.5	85.9	70.6	37.5	(18.4)	(33.1)

Economic Net Income (Loss)	$7.0	$7.5	$0.4	$4.0	$(7.4)	$(14.4)	$(11.4)
(-) Net Performance Fees	2.0	3.9	2.9	4.0	1.8	(0.2)	(2.2)
(-) Investment Income (Loss)	0.1	0.7	(0.4)	0.1	(0.1)	(0.2)	(0.2)
(+) Equity-based Compensation	1.5	2.7	2.0	2.6	5.1	3.6	2.5
(+) Reserve for Litigation and Contingencies	—	—	—	—	5.0	5.0	5.0
(=) Fee Related Earnings (Loss)	$6.4	$5.6	$(0.1)	$2.5	$1.0	$(5.4)	$(1.5)
(+) Realized Net Performance Fees	5.4	1.2	0.5	0.6	1.5	(3.9)	0.9
(+) Realized Investment Income	—	0.1	—	—	—	—	—
(=) Distributable Earnings	$11.8	$6.9	$0.4	$3.1	$2.5	$(9.3)	$(0.6)

Page | 20

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets			Investment Solutions (9)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of September 30, 2015	$27,485	$35,570	$63,055	$3,921	$31,610	$35,531	$16,741	$23,460	$40,201	$15,072	$33,874	$48,946	$63,219	$124,514	$187,733
Commitments (1)	1,587	—	1,587	61	—	61	256	—	256	225	—	225	2,129	—	2,129
Capital Called, net (2)	(4,918)	4,783	(135)	(278)	375	97	(1,205)	1,231	26	(1,108)	1,024	(84)	(7,509)	7,413	(96)
Distributions (3)	211	(2,748)	(2,537)	24	(67)	(43)	80	(1,845)	(1,765)	114	(2,619)	(2,505)	429	(7,279)	(6,850)
Subscriptions, net of Redemptions (4)	—	—	—	—	(916)	(916)	—	—	—	—	(219)	(219)	—	(1,135)	(1,135)
Changes in CLO collateral balances (5)	—	—	—	—	771	771	—	—	—	—	—	—	—	771	771
Market Appreciation/(Depreciation) (6)	—	1,512	1,512	—	(154)	(154)	—	(705)	(705)	—	805	805	—	1,458	1,458
Foreign Exchange and other (7)	(153)	(185)	(338)	23	(115)	(92)	(11)	(11)	(22)	(110)	(853)	(963)	(251)	(1,164)	(1,415)
Balance, As of December 31, 2015	$24,212	$38,932	$63,144	$3,751	$31,504	$35,255	$15,861	$22,130	$37,991	$14,193	$32,012	$46,205	$58,017	$124,578	$182,595

Balance, As of December 31, 2014	$24,439	$40,229	$64,668	$1,512	$35,229	$36,741	$15,714	$26,581	$42,295	$16,206	$34,563	$50,769	$57,871	$136,602	$194,473
Commitments (1)	7,917	—	7,917	2,695	—	2,695	3,673	—	3,673	3,171	—	3,171	17,456	—	17,456
Capital Called, net (2)	(8,355)	7,745	(610)	(668)	1,001	333	(3,530)	3,960	430	(4,908)	4,572	(336)	(17,461)	17,278	(183)
Distributions (3)	693	(13,505)	(12,812)	186	(532)	(346)	47	(5,842)	(5,795)	379	(11,427)	(11,048)	1,305	(31,306)	(30,001)
Subscriptions, net of Redemptions (4)	—	—	—	—	(4,434)	(4,434)	—	—	—	—	(188)	(188)	—	(4,622)	(4,622)
Changes in CLO collateral balances (5)	—	—	—	—	1,602	1,602	—	—	—	—	—	—	—	1,602	1,602
Market Appreciation/(Depreciation) (6)	—	5,359	5,359	—	(945)	(945)	—	(2,357)	(2,357)	—	7,716	7,716	—	9,773	9,773
Foreign Exchange and other (7)	(482)	(896)	(1,378)	26	(417)	(391)	(43)	(212)	(255)	(655)	(3,224)	(3,879)	(1,154)	(4,749)	(5,903)
Balance, As of December 31, 2015	$24,212	$38,932	$63,144	$3,751	$31,504	$35,255	$15,861	$22,130	$37,991	$14,193	$32,012	$46,205	$58,017	$124,578	$182,595
(1) Represents capital raised by our carry funds, NGP management fee funds and fund of funds vehicles, net of expired available capital.
(2) Represents capital called by our carry funds, NGP management fee funds and fund of funds vehicles, net of fund fees and expenses and investments in our business development companies. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(3) Represents distributions from our carry funds, NGP management fee funds and fund of funds vehicles, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund, and fund of hedge funds vehicles. Our hedge fund partnerships had outstanding redemption requests for $3.1 billion as of the beginning of Q1 2016.
(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles. Appreciation for the fourth quarter was primarily driven by appreciation in the public portfolio of our carry funds of $1.0 billion (7%) which was partially offset by depreciation in the private portfolio of our carry funds of $0.1 billion (0%). Remaining market appreciation for the fourth quarter of 2015 primarily relates to appreciation in our fund of funds vehicles of $0.8 billion, partially offset by depreciation on the NGP management fee funds of $0.7 billion. Appreciation for the twelve months ended December 31, 2015 was primarily driven by appreciation in the public portfolio of our carry funds of $2.4 billion (13%) and appreciation in the private portfolio of our carry funds of $1.2 billion (3%). Remaining market appreciation for the twelve months ended December 31, 2015 primarily relates to the fund of funds vehicles ($7.7 billion), offset by depreciation on the NGP management fee funds ($1.5 billion) and hedge funds ($0.7 billion).
(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Ending balance is comprised of approximately $19.4 billion from our structured credit /other structured product funds, $8.3 billion in our hedge funds, $6.2 billion (including $3.8 billion of Available Capital) in our carry funds, and $1.4 billion from our business development companies.
(9) The fair market values for our Investment Solutions fund of funds vehicles are based on the latest available valuations of the underlying limited partnership interests (in most cases as of September 30, 2015) as provided by their general partners, plus the net cash flows since the latest valuation, up to December 31, 2015.

Page | 21

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended December 31, 2015
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,651	$29,505	$28,522	$29,377	$128,055
Inflows, including Fee-paying Commitments (1)	2,848	2,397	5,134	1,190	11,569
Outflows, including Distributions (2)	(2,095)	(553)	(2,765)	(1,482)	(6,895)
Subscriptions, net of Redemptions (3)	—	(896)	—	(217)	(1,113)
Changes in CLO collateral balances (4)	—	634	—	—	634
Market Appreciation/(Depreciation) (5)	(253)	(48)	31	(37)	(307)
Foreign Exchange and other (6)	(225)	(67)	(17)	(640)	(949)
Balance, End of Period	$40,926	$30,972	$30,905	$28,191	$130,994

	For the Twelve Months Ended December 31, 2015
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,249	$33,898	$28,351	$33,082	$135,580
Inflows, including Fee-paying Commitments (1)	6,425	2,422	8,426	5,677	22,950
Outflows, including Distributions (2)	(4,854)	(1,025)	(5,655)	(7,406)	(18,940)
Subscriptions, net of Redemptions (3)	—	(4,327)	—	(201)	(4,528)
Changes in CLO collateral balances (4)	—	850	—	—	850
Market Appreciation/(Depreciation) (5)	(267)	(674)	(1)	(205)	(1,147)
Foreign Exchange and other (6)	(627)	(172)	(216)	(2,756)	(3,771)
Balance, End of Period	$40,926	$30,972	$30,905	$28,191	$130,994

(1) Inflows represent limited partner capital raised and capital invested by our carry funds, NGP management fee funds, and fund of funds vehicles outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include amounts raised of $4.5 billion for which fees have not yet commenced as of December 31, 2015.
(2) Outflows represent limited partner distributions from our carry funds, NGP management fee funds, and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period, weighted-average investment period or commitment fee period has expired.
(3) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund and fund of hedge funds vehicles.
(4) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(5) Market Appreciation/ (Depreciation) represents changes in the net asset value of our hedge funds, mutual fund and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds and fund of funds vehicles based on the lower of cost or fair value.
(6) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(7) Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone is required for investment decisions. As of December 31, 2015, the Legacy Energy Funds had, in the aggregate, approximately $6.3 billion in AUM and $5.8 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP and NGP XI (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of December 31, 2015, the NGP management fee funds and carry funds had, in the aggregate, approximately $12.4 billion in AUM and $11.5 billion in Fee-earning AUM.

Page | 22

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of December 31, 2015					Inception to December 31, 2015
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,011.6	2.4x	16%	13%	$6,827.6	$17,226.8	2.5x	18%
CP V	5/2007	$13,719.7	$13,001.4	$24,823.9	1.9x	18%	13%	$7,690.0	$19,485.4	2.5x	27%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.8	€3,953.9	1.9x	36%	20%	€1,489.4	€3,573.9	2.4x	55%
CEP III	12/2006	€5,294.9	€5,064.7	€10,908.5	2.2x	19%	15%	€3,191.1	€8,074.6	2.5x	22%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,633.6	$2,899.2	1.8x	11%	8%	$720.0	$2,194.6	3.0x	24%
CAP III	5/2008	$2,551.6	$2,527.3	$4,868.5	1.9x	21%	15%	$1,382.8	$2,592.4	1.9x	19%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥139,633.4	3.0x	61%	37%	¥39,756.6	¥131,454.6	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥186,534.6	1.3x	6%	2%	¥64,306.1	¥102,010.1	1.6x	10%
CGFSP I	9/2008	$1,100.2	$1,075.4	$2,092.5	1.9x	20%	14%	$427.9	$1,019.3	2.4x	28%
CEOF I	5/2011	$1,119.1	$1,105.6	$1,500.1	1.4x	21%	14%	$169.3	$540.1	3.2x	78%
CETP II	2/2007	€521.6	€436.4	€1,036.4	2.4x	26%	17%	€216.9	€820.0	3.8x	35%
CAGP IV	6/2008	$1,041.4	$949.6	$1,393.9	1.5x	14%	8%	$155.0	$377.3	2.4x	32%
All Other Funds (9)	Various		$3,849.2	$6,156.2	1.6x	17%	7%	$3,004.9	$5,121.6	1.7x	20%
Coinvestments and Other (10)	Various		$8,290.0	$21,335.9	2.6x	36%	33%	$4,867.6	$14,893.0	3.1x	36%
Total Fully Invested Funds			$56,910.5	$122,122.6	2.1x	27%	19%	$38,520.6	$97,992.8	2.5x	29%
Funds in the Investment Period (6)
CP VI (12)	5/2012	$13,000.0	$4,658.3	$4,955.3	1.1x	NM	NM
CEP IV (12)	8/2013	€3,669.5	€800.0	€918.8	1.1x	NM	NM
CAP IV (12)	11/2012	$3,880.4	$1,631.0	$1,625.4	1.0x	NM	NM
CGFSP II (12)	4/2013	$1,000.0	$359.6	$433.3	1.2x	NM	NM
CJP III (12)	8/2013	¥119,505.1	¥35,200.0	¥43,902.0	1.2x	NM	NM
CEOF II (12)	3/2015	$2,299.0	$429.2	$408.4	1.0x	NM	NM
All Other Funds (11)	Various		$1,581.6	$1,421.3	0.9x	(10)%	(21)%
Total Funds in the Investment Period			$9,821.7	$10,207.4	1.0x	4%	(6)%	$193.5	$349.4	1.8x	41%
TOTAL CORPORATE PRIVATE EQUITY (13)			$66,732.2	$132,330.0	2.0x	26%	19%	$38,714.1	$98,342.2	2.5x	29%

Page | 23

Real Assets and Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of December 31, 2015					as of December 31, 2015
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,579.4	3.0x	44%	30%	$522.5	$1,579.4	3.0x	44%
CRP IV	12/2004	$950.0	$1,198.5	$1,667.2	1.4x	6%	3%	$874.7	$1,372.6	1.6x	10%
CRP V	11/2006	$3,000.0	$3,293.1	$5,160.0	1.6x	12%	9%	$2,826.3	$4,491.0	1.6x	14%
CRP VI	9/2010	$2,340.0	$2,034.2	$3,604.4	1.8x	34%	24%	$1,060.8	$2,142.6	2.0x	36%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	(100%)	(100%)	€761.7	€123.1	0.2x	(100%)
CEREP III	5/2007	€2,229.5	€2,006.4	€2,212.5	1.1x	2%	(1)%	€934.2	€1,261.1	1.3x	7%
CIP	9/2006	$1,143.7	$1,029.2	$1,218.3	1.2x	4%	1%	$272.3	$204.7	0.8x	(5%)
NGP X	1/2012	$3,586.0	$2,981.3	$3,136.8	1.1x	3%	(1)%	$476.0	$959.3	2.0x	44%
Energy II	7/2002	$1,100.0	$1,334.8	$3,208.6	2.4x	81%	55%	$1,046.1	$3,084.4	2.9x	91%
Energy III	10/2005	$3,800.0	$3,559.9	$5,296.4	1.5x	9%	7%	$2,308.7	$4,629.9	2.0x	18%
Energy IV	12/2007	$5,979.1	$5,981.7	$7,509.6	1.3x	9%	5%	$2,522.4	$4,615.0	1.8x	27%
Renew II	3/2008	$3,417.5	$2,848.8	$3,788.8	1.3x	8%	5%	$1,434.2	$2,183.1	1.5x	14%
All Other Funds (14)	Various		$2,939.5	$3,269.8	1.1x	4%	(1)%	$2,494.5	$2,785.1	1.1x	5%
Coinvestments and Other (10)	Various		$5,378.7	$8,402.5	1.6x	17%	13%	$3,117.8	$6,274.9	2.0x	23%
Total Fully Invested Funds			$36,750.3	$51,144.2	1.4x	12%	7%	$21,360.8	$36,585.1	1.7x	19%
Funds in the Investment Period (6)
CRP VII (12)	3/2014	$4,161.6	$1,206.3	$1,326.8	1.1x	NM	NM
CIEP I (12)	9/2013	$2,500.0	$439.2	$535.3	1.2x	NM	NM
NGP XI (12)	6/2014	$5,325.0	$526.0	$491.0	0.9x	NM	NM
CPP II (12)	6/2014	$1,142.9	$194.3	$187.4	1.0x	NM	NM
All Other Funds (15)	Various		$113.5	$119.6	1.1x	NM	NM
Total Funds in the Investment Period			$2,479.2	$2,660.1	1.1x	12%	(5)%	$—	$—	n/a	n/a
TOTAL Real Assets (13)			$39,229.5	$53,804.3	1.4x	12%	7%	$21,360.8	$36,585.1	1.7x	19%

			TOTAL INVESTMENTS
			as of December 31, 2015			Inception to December 31, 2015
Global Market Strategies	Fund Inception Date (16)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,430.3	1.8x	17%	11%
CEMOF I	12/2010	$1,382.5	$1,148.2	$1,318.3	1.1x	9%	3%
CEMOF II (24)	2/2015	$2,437.5	$165.6	$166.3	1.0x	NM	NM

Page | 24

Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			as of December 31, 2015
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,433.7	€7,257.5	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€5,050.4	€7,889.1	1.6x	10%	10%
Main Fund III - Fund Investments	2005	€11,500.0	€13,072.6	€19,886.0	1.5x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€4,300.1	€5,849.7	1.4x	15%	14%
Main Fund I - Secondary Investments	2002	€519.4	€515.7	€974.4	1.9x	58%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,052.6	€1,918.0	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,459.0	€3,600.1	1.5x	10%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,970.3	€3,131.5	1.6x	20%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€960.5	€2,641.8	2.8x	44%	41%
Main Fund III - Co-Investments	2006	€2,760.0	€2,967.9	€4,019.1	1.4x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,417.3	€3,138.3	2.2x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,055.8	€1,893.9	1.8x	38%	35%
Main Fund II - Mezzanine Investments	2004	€700.0	€797.4	€1,086.4	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,995.5	€2,626.8	1.3x	10%	9%
All Other Funds (21)	Various		€1,970.0	€2,725.9	1.4x	15%	12%
Total Fully Committed Funds			€44,018.8	€68,638.4	1.6x	13%	12%
Funds in the Commitment Period (18)
Main Fund V - Fund Investments (22)	2012	€5,080.0	€2,135.4	€2,212.5	1.0x	NM	NM
Main Fund VI - Fund Investments (22)	2015	€1,106.4	€17.2	€13.7	0.8x	NM	NM
Main Fund V - Secondary Investments	2011	€4,271.2	€2,758.6	€3,842.0	1.4x	26%	23%
Main Fund VI - Co-Investments (22)	2014	€1,115.0	€416.7	€429.7	1.0x	NM	NM
All Other Funds (21)	Various		€254.1	€277.6	1.1x	14%	8%
Total Funds in the Commitment Period			€5,582.1	€6,775.6	1.2x	18%	15%
TOTAL INVESTMENT SOLUTIONS			€49,600.8	€75,414.0	1.5x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (23)			$53,896.4	$81,945.1	1.5x

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, and MENA.

Page | 25

(10) Includes coinvestments and certain other stand-alone investments arranged by us.
(11) Aggregate includes the following funds: CGP, CSABF, CSSAF, CPF I, CCI, and CETP III.
(12) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, April 2013 for CGFSP II, August 2013 for CEP IV, August 2013 for CJP III, March 2015 for CEOF II, September 2013 for CIEP I, March 2014 for CRP VII, June 2014 for NGP XI, and June 2014 for CPP II.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Energy I and Renew I.
(15) Aggregate includes the following fund: NGP GAP. Returns are not considered meaningful, as the investment period commenced in December 2013 for NGP GAP.
(16) The data presented herein that provides “inception to date” performance results for CSP II, CEMOF I, and CEMOF II related to the period following the formation of the funds in June 2007, December 2010, and February 2015, respectively.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, b) Direct Investments, which was spun off from AlpInvest in 2005 and c) Metropolitan Real Estate fund of funds vehicles. As of December 31, 2015, these excluded investments represent $0.5 billion of AUM at AlpInvest and $1.9 billion of AUM at Metropolitan.
(20) For purposes of aggregation, funds that report in foreign currency have been converted to Euro at the reporting period spot rate.
(21) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Returns are not considered meaningful as the commitment period commenced in 2012, 2014, and 2015, respectively for Main Fund V - Fund Investments, Main Fund VI - Co-Investments, and Main Fund VI - Fund Investments.
(23) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.
(24) Returns are not considered meaningful, as the investment period commenced in February 2015 for CEMOF II.

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Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of December 31, 2015
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP V	$8,939.1	1.7x	1.9x	95%	X	X	100%	Jun-07	35	May-13
CP VI	$5,727.9	1.0x	1.1x	36%			100%	Jun-13	11	May-18
CEP III	€3,926.6	2.2x	2.2x	96%	X	X	100%	Jul-07	34	Dec-12
CAP III	$2,136.2	1.9x	1.9x	99%	X	X	100%	Jun-08	31	May-14
CAP IV	$1,768.5	0.9x	1.0x	42%			100%	Jul-13	10	Nov-18
CGFSP I	$1,133.8	1.7x	1.9x	98%	X	X	100%	Oct-08	29	Sep-14
CEOF I	$1,106.7	1.2x	1.4x	99%	X		80%	Sep-11	18	May-17
CAGP IV	$990.6	1.2x	1.5x	91%			100%	Aug-08	30	Jun-14
CP IV	$986.3	1.3x	2.4x	97%	X	X	80%	Apr-05	43	Dec-10
CEP IV	€836.9	1.1x	1.1x	22%			100%	Sep-14	6	Aug-19
CJP II	¥101,775.1	1.2x	1.3x	86%			80%	Oct-06	37	Jul-12
CAP II	$772.1	0.9x	1.8x	90%	(X)		80%	Mar-06	40	Feb-12
CGFSP II	$483.7	1.2x	1.2x	36%	X		100%	Jun-13	11	Dec-17
CEOF II	$437.5	1.0x	1.0x	19%			80%	Nov-15	1	Mar-21
CJP III	¥44,288.0	1.3x	1.2x	29%			100%	Sep-13	10	Feb-20
CETP II	€332.1	1.4x	2.4x	84%	X	X	100%	Jan-08	32	Jul-13
CEP II	€263.2	0.5x	1.9x	113%	X	X	80%	Sep-03	50	Sep-08
All Other Funds (8)	$2,402.2	1.0x	2.2x		NM	NM
Coinvestment and Other (9)	$5,003.6	1.8x	2.6x		NM	NM
Total Corporate Private Equity (12)	$38,926.1	1.4x	2.0x

Real Assets
Energy IV	$2,556.6	0.7x	1.3x	100%	(X)		80%	Feb-08	32	Dec-13
NGP X	$2,333.3	1.0x	1.1x	83%			80%	Jan-12	16	May-17
Renew II	$1,787.9	1.1x	1.3x	83%	(X)		80%	Mar-08	32	May-14
CRP VI	$1,502.6	1.5x	1.8x	87%	X	X	50%	Mar-11	20	Mar-16
CRP VII	$1,338.8	1.1x	1.1x	29%			80%	Jun-14	7	Mar-19
CRP V	$1,167.6	1.7x	1.6x	110%	X		50%	Nov-06	37	Nov-11
CEREP III	€993.2	0.9x	1.1x	90%			67%	Jun-07	35	May-11
CIP	$797.8	1.4x	1.2x	90%			80%	Oct-06	37	Sep-12
CRP IV	$646.2	1.5x	1.4x	126%			50%	Jan-05	44	Dec-09
NGP XI	$529.5	0.9x	0.9x	10%			80%	Feb-15	4	Oct-19
CIEP I	$528.1	1.2x	1.2x	18%			80%	Oct-13	9	Sep-19
Energy III	$463.9	0.3x	1.5x	94%	(X)		80%	Nov-05	41	Oct-11
CRP III	$288.3	70.1x	3.0x	93%	X	X	50%	Mar-01	60	May-05
CPP II	$202.9	1.0x	1.0x	17%			80%	Sep-14	6	Apr-21
All Other Funds (10)	$462.2	0.6x	1.3x		NM	NM
Coinvestment and Other (9)	$2,690.0	1.2x	1.6x		NM	NM
Total Real Assets (12)	$18,374.9	1.0x	1.4x

Global Market Strategies
CEMOF I	$846.7	0.8x	1.1x	83%			100%	Dec-10	21	Dec-15
CSP II	$304.1	0.8x	1.8x	100%	X		80%	Dec-07	33	Jun-11
CEMOF II	$179.2	1.0x	1.0x	7%			100%	Dec-15	1	Feb-20
All Other Funds (11)	$725.1	1.0x	1.5x		NM	NM
Coinvestment and Other (9)	$354.7	0.9x	1.1x		NM	NM
Total Global Market Strategies	$2,409.7	0.9x	1.4x

Page | 27

Remaining Fair Value Analysis, Notes
(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.
(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has accrued carry/(clawback) as of the reporting period.
(6) Fund has realized carry in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CAP I, CBPF, CJP I, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CSSAF, CPF, CGP, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CAREP I, CAREP II, CPOCP I, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CSP III, CMP I, CMP II, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Positions in Carry Funds

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q4 2015 Value (1,2)
1	Focus Media Holding Limited	CAP III	$1,997,403,965
2	Axalta Coating Systems	CP V, CEP III	1,860,489,695
3	CommScope, Inc.	CP V, CEP III	1,584,907,351
4	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	953,263,227
5	NXP Semiconductors N.V. (formerly Freescale)	CP IV, CEP II, CAP II, CJP I	928,953,850
6	Booz Allen Hamilton, Inc.	CP V, CMP II	878,180,967
7	Pattern Energy Group Holdings, L.P.	RENEW II	857,104,434
8	Multi Packaging Solutions, Inc.	CEP III	466,941,797
9	Ta Chong Bank	CAP II	305,401,965
10	USA Compression	ENERGY IV	294,994,878
	Top 10 Positions		10,127,642,129
	Total Public Equity Portfolio (carry fund only)		14,551,128,895
	% of public portfolio in top 10 positions		70%

(1) Includes gross fund only investment results including external coinvestment. May include portion of private business in value.
(2) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
Note: Includes all classes of shares irrespective of trading status.

Page | 29

Reconciliation for Economic Net Income (Loss) and Distributable Earnings (Unaudited)

	Three Months Ended		Year Ended
	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015
	(Dollars in millions)
Income (Loss) before provision for income taxes	$(197.1)	$(151.1)	$991.9	$409.2
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	59.5	57.7	269.2	259.8
Acquisition related charges, including amortization of intangibles and impairment	75.9	33.9	242.5	281.8
Other non-operating (income) expense	(16.3)	4.3	(30.3)	(7.4)
Tax benefit (expense) associated with performance fee compensation	(1.8)	4.5	(25.3)	(14.9)
Net (income) loss attributable to non-controlling interests in consolidated entities	261.9	119.6	(485.5)	(537.9)
Other adjustments	(1.6)	3.8	(0.1)	6.0
Economic Net Income (Loss)	$180.5	$72.7	$962.4	$396.6
Net performance fees	138.4	109.3	807.4	391.7
Investment income (loss)	(2.0)	0.9	(11.1)	(22.4)
Equity-based compensation	23.1	30.5	80.4	121.5
Reserve for litigation and contingencies	—	50.0	—	50.0
Fee Related Earnings	$67.2	$43.0	$246.5	$198.8
Realized performance fees, net of related compensation	263.6	100.2	732.8	788.5
Realized investment income (loss)	(20.2)	1.9	(6.1)	(64.8)
Distributable Earnings	$310.6	$145.1	$973.2	$922.5
Depreciation and amortization expense	6.0	6.8	22.4	25.6
Interest expense	14.5	14.6	55.7	58.1
Adjusted EBITDA	$331.1	$166.5	$1,051.3	$1,006.2

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Reconciliation for Economic Net Income (Loss) and Distributable Earnings, cont.
(Unaudited)

	Three Months Ended	Year Ended
	Dec 31, 2015	Dec 31, 2015
	(Dollars in millions, except unit and per unit amounts)
Economic Net Income (Loss)	$72.7	$396.6
Less (Add): Provision (Benefit) for Income Taxes	(4.8)	18.6
Economic Net Income (Loss), After Taxes	$77.5	$378.0

Economic Net Income (Loss), After Taxes per Adjusted Unit(1)	$0.24	$1.15

Distributable Earnings	$145.1	$922.5
Less: Estimated foreign, state, and local taxes	4.6	25.0
Distributable Earnings, After Taxes	$140.5	$897.5

Distributable Earnings to The Carlyle Group L.P.	$35.2	$219.2
Less: Estimated current corporate income taxes and TRA payments	4.1	4.1
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$31.1	$215.1

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.38	$2.73

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	80,408,702	80,408,702
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	243,619,604	243,619,604
Dilutive effect of unvested deferred restricted common units	1,495,322	3,842,755
Contingently issuable common units	542,723	135,681
Total Adjusted Units	326,066,351	328,006,742

(2)
As of December 31, 2015, there were 80,408,702 outstanding common units of The Carlyle Group L.P. In January/February 2016, an additional estimated 932,106 common units will be issued in connection with the vesting of deferred restricted common units and an exchange of Carlyle Holdings partnership units. For purposes of this calculation, those common units have been added to the common units outstanding as of December 31, 2015, resulting in total common units of 81,340,808.

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The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of December 31, 2015
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$991.5	$—	$—	$991.5
Cash and cash equivalents held at Consolidated Funds	—	1,612.7	—	1,612.7
Restricted cash	18.9	—	—	18.9
Restricted cash and securities of Consolidated Funds	—	18.4	—	18.4
Accrued performance fees	3,012.2	—	(23.6)	2,988.6
Investments	1,103.9	—	(218.0)	885.9
Investments of Consolidated Funds	—	23,996.1	2.7	23,998.8
Due from affiliates and other receivables, net	275.1	—	(79.8)	195.3
Due from affiliates and other receivables of Consolidated Funds, net	—	765.3	—	765.3
Receivables and inventory of a consolidated real estate VIE	143.6	—	—	143.6
Fixed assets, net	110.9	—	—	110.9
Deposits and other	55.2	3.2	—	58.4
Other assets of a consolidated real estate VIE	47.6	—	—	47.6
Intangible assets, net	142.7	—	—	142.7
Deferred tax assets	219.4	—	—	219.4
Total assets	$6,121.0	$26,395.7	$(318.7)	$32,198.0
Liabilities and partners’ capital
Loans payable	$38.7	$—	$—	$38.7
3.875% Senior Notes due 2023	499.9	—	—	499.9
5.625% Senior Notes due 2043	606.5	—	—	606.5
Loans payable of Consolidated Funds	—	17,332.5	(267.8)	17,064.7
Loans payable of a consolidated real estate VIE at fair value (principal amount of $125.6)	75.4	—	—	75.4
Accounts payable, accrued expenses and other liabilities	463.8	—	—	463.8
Accrued compensation and benefits	1,953.2	—	—	1,953.2
Due to affiliates	245.6	1.8	(1.5)	245.9
Deferred revenue	40.9	—	—	40.9
Deferred tax liabilities	103.5	—	—	103.5
Other liabilities of Consolidated Funds	—	1,882.2	(43.6)	1,838.6
Other liabilities of a consolidated real estate VIE	84.4	—	—	84.4
Accrued giveback obligations	252.0	—	—	252.0
Total liabilities	4,363.9	19,216.5	(312.9)	23,267.5

Redeemable non-controlling interests in consolidated entities	7.6	2,838.3	—	2,845.9

Total partners’ capital	1,749.5	4,340.9	(5.8)	6,084.6
Total liabilities and partners’ capital	$6,121.0	$26,395.7	$(318.7)	$32,198.0

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•
Economic net income or “ENI,” represents segment net income which includes certain tax expense associated with performance fee compensation and excludes the impact of all other income taxes, changes in the tax receivable agreement liability, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and collateralized loan obligations (“CLOs”) (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. ENI and its components are evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•
Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees, realized investment income and excluding equity-based compensation and certain general, administrative and other expenses when the timing of any future payment is uncertain. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders.

•
Fee-Related Earnings is a component of Distributable Earnings and is used to measure Carlyle’s operating profitability exclusive of performance fees, investment income from investments in Carlyle’s funds, performance fee related compensation, equity-based compensation. Accordingly, Fee-Related Earnings reflect the ability of the business to cover base compensation and operating expenses from fee revenues other than performance fees. Fee-Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee-Related Earnings from operations to measure its profitability from fund management fees.

•
Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

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Other Key Terms
“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:
(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;
(b) the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);
(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles, mutual fund and other hedge funds; and
(d) the gross assets (including assets acquired with leverage) of our business development companies.
AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” refers to (i) those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds, and opportunistic credit, distressed debt and mezzanine funds (but excluding Carlyle’s structured credit/other structured product funds, hedge funds, business development companies, mutual fund and fund of funds vehicles), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:
(a) for substantially all carry funds and certain co-investment vehicles where the investment period has not expired and for Metropolitan fund of funds vehicles during the weighted-average investment period of the underlying funds, the amount of limited partner capital commitments, for AlpInvest fund of funds vehicles, the amount of external investor capital commitments during the commitment fee period, and for the NGP management fee funds and certain carry funds advised by NGP, the amount of investor capital commitments before the first investment realization;

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(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired and for Metropolitan fund of funds vehicles after the expiration of the weighted-average investment period of the underlying funds, the remaining amount of limited partner invested capital, and for the NGP management fee funds and certain carry funds advised by NGP where the first investment has been realized, the amount of partner commitments less realized and written-off investments;
(c) the amount of aggregate fee-earning collateral balance at par of our CLOs, as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the aggregate principal amount of the notes of our other structured products;
(d) the net asset value of our mutual fund and the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit funds, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles and other hedge funds;
(e) the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds; and
(f) for AlpInvest fund of funds vehicles where the commitment fee period has expired, and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.
Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“Fund of funds vehicles” refers to those funds, accounts and vehicles advised by AlpInvest Partners B.V., Metropolitan Real Estate Equity Management, LLC, and Diversified Global Asset Management Corporation.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation (inclusive of related tax obligations), and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.
“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.
“Performance fees” consist principally of carried interest from carry funds and certain fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return

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hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as realized performance fee related compensation expense.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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